                                                              EXHIBIT (p)(1)(xi)

                            H.S. DENT ADVISORS, INC.
                                 CODE OF ETHICS
                              (ADOPTED MAY 1, 1999)


         WHEREAS, the members of H.S. Dent Advisors, Inc. (HSDA) consists of all employees of HSDA, and

         WHEREAS, certain members of (HSDA) provide investment advisory services to registered investment companies and other clients; and

         WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between the persons engaged in such business and their clients; and

         WHEREAS, the members of HSDA have a fiduciary relationship with respell to each portfolio under management and the interests of the client accounts and of the shareholders must take precedence over the personal interests of the employees of HSDA, thus requiring a rigid adherence to the highest standards of conduct by such employees; and

         WHEREAS, every practical step must be taken to ensure that no intentional or inadvertent action is taken by an employee of HSDA which is, or appears to be, adverse to the interests of HSDA or any of its client accounts, including the g of standards of behavior for such employees, while at the same time avoiding unnecessary interference with the privacy or personal freedom of such employees; and

         NOW, THEREFORE, the Boards of Directors of HSDA adopt the following Code of Ethics (the "Code") pursuant to the provisions of Rule 17j-1 under the Investment Company Ad of 1940 ("1940 Act"), with the intention that certain provisions of the Code shall become applicable to the officers, directors and employees of HSDA

I.       APPLICABILITY

         The provisions of HSDA's Code shall apply to all officers, directors and employees of HSDA. Unless otherwise indicated, the term "employee" as used herein means: (i) all officers, directors and employees (including registered representatives and/or principals, investment persons, portfolio managers and access persons) who have an active part in the management or portfolio selection with respell to HSDA's investment company clients or provide one or more similar services for HSDA's non-investment company clients. The term "employee" does not include directors of HSDA who do not maintain an office at the home office of HSDA and who do not regularly obtain information concerning the investment recommendations or decisions made by HSDA on behalf of client accounts.

II.      INTERPRETATION AND ENFORCEMENT

         The President of HSDA shall have the responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures for the enforcement of the provisions of the Code, and for determining whether a violation of the provisions of the Code, or of any such related Procedures has occurred. The President will monitor personal investment activity by access persons after trades occur and obtain annual employee certifications as deemed appropriate. In the event of a finding that a violation has occurred, the President shall take such action as he deems appropriate, which may include recommendations to the Boards of Directors of HSDA on the imposition of sanctions or initiation of disgorgement proceedings. The President shall also make recommendations and submit reports to the Boards of Directors of HSDA's investment company clients.

III.     PROCEDURES ADOPTED UNDER THE CODE

         From time to time, the President of HSDA shall adopt Procedures to carry out the intent of the Code. Among other things, the Procedures require certain new employees to complete an Asset Disclosure Form, a Brokerage Accounts Listing Form and such other forms as deemed appropriate by the President. Such Procedures are hereby incorporated into the Code and are made a part of the Code. Therefore, a violation of the Procedures shall be deemed a violation of the Code itself.

IV.      COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

         A. Each employee shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an employee.

         B. Each employee shall comply with all laws and regulations and HSDA's Policy Statement on Insider Trading (see Appendix 1). Trading on or communicating material non-public information, or "inside information", of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

         C. Each employee shall fly with the procedures and guidelines established by HSDA to ensure! compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist, or condone any act in violation of any statute or regulation governing HSDA or any ad that would violate any provision of this Code, or of the Procedures adopted hereunder.

         D. Each employee and independent director shall have and maintain knowledge of and shall comply strictly with the provisions of this Code and any Procedures adopted hereunder.

         E. Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his/her control, with a view to preventing any violation by such persons of applicable statutes or regulations, HSDA's Written Supervisory Procedures, or the provisions of the Code, including the Policy Statement an Insider Trading, or any Procedures adopted hereunder.

         F. Any employee obtaining evidence that an act in violation of applicable statutes, regulations or provisions of the Code, including the Policy Statement on Insider Trading, or of any Procedures adopted hereunder has occurred shall immediately report such evidence to the President of HSDA. Such action by the employee will remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section VI hereof.

V.       ETHICAL STANDARDS

         A. Employees shall conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with HSDA or its client accounts (as defined in the Procedures adopted hereunder), or which may be otherwise detrimental to the interests of the members of HSDA or its client accounts.

         B. Employees shall ad in a manner consistent with their fiduciary obligation to clients of HSDA, and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.

         C. Without knowledge and approval of the President of HSDA, employees shall not engage in a business activity or practice for compensation in competition with HSDA.

         D. Each employee, in making an investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendation or action.

         E. Each employee and independent director shall not attempt to improperly influence for such person's personal benefit any investment strategy to be followed or investment action to be taken by HSDA for its client accounts.

         F. Each employee shall not improperly use for such person's personal benefit any knowledge, whether obtained through such person's relationship with HSDA or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by HSDA for its client accounts.

         G. Employees and independent directors shall not disclose any non-public information relating to a client account's portfolio or transactions or to the investment recommendations of HSDA, nor shall any employee disclose any non-public information relating to the business or operations of the members of HSDA, unless properly authorized to do so.

         H. Employees shall not accept, directly or indirectly, from a broker/dealer or other vendor who transacts business with HSDA or its client accounts, any gigs, gratuities or other things of such value or significance that their acceptance might reasonably be expected to interfere with or influence the exercise of independent and objective judgment in carrying out such person's duties or otherwise gives the appearance of a possible impropriety.

         I. Employees shall not acquire securities for an account for which he/she has a direct or indirect beneficial interest in an initial public offering ("IPO") or on behalf of any person, entity or organization that is not an HSDA client.

         J. All personal securities transactions by employees must be conducted consistent with this Code and any Procedures adopted hereunder, and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of such employee's position of trust and responsibility.

VI.      SANCTIONS

         Employees violating the provisions of HSDA's Code or any Procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines, suspension, re-assignment, demotion or termination of employment; or other significant remedial action.

VII.     ADDITIONAL DISCLOSURE

         This Code, including the Policy Statement on Insider Trading, and related Procedures under the Code cannot, and do not, cover every situation in which choices and decisions must be made, because other company policies, practices and procedures (as well as good common sense) and good business judgment also apply. Every person subject to this Code should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all employees. Employees are also expected to present questions to the attention of the President and to report suspected violations as specified m these documents.

VIII.    POLICY STATEMENT ON INSIDER TRADING

         HSDA's Policy Statement on Insider Trading is attached as Appendix 1 hereto. Said Policy Statement on Insider Trading applies to all employees and independent directors and other persons associated with HSDA.

                                   For the Board of Directors:
                                   H.S. Dent Advisors, Inc.


                                   By:
                                      -----------------------------------------
                                                     Donna Windell
                                                       Secretary


                                                      MAY 1,1999
                                    -------------------------------------------
                                     Date

                                                                      APPENDIX 1


                             H.S. DENT ADVISORS, INC

                       POLICY STATEMENT ON INSIDER TRADING

The following policies have been established to aid employees in avoiding "insider trading" and avoiding communication of material non-public information to others and to aid HSDA m preventing, detecting and imposing sanctions against "insider trading". All employees and other persons must follow these policies or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If an employee or other person has a question about these procedures, such person should contact the President.

I.       DESCRIPTION OF INSIDER TRADING

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not someone is an "insider") and to communications of material non-public information to others.

         While the law concerning "insider trading" is not static, it is generally understood that the law prohibits:

         - trading by an insider while in possession of material non-public information; or

         - trading by a non-insider while in possession of material non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

         -        communicating material non-public information to others.

         The elements of "insider trading" and the penalties for such unlawful conduct are discussed below:

A.       WHO IS AN INSIDER?

         The concept of "insider" a broad It includes all employees of a company. In addition, a person can be a "temporary insider" if he/she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the employees of such organizations. In addition, HSDA may become a temporary insider for a company it advises or for which it performs other services. According to the Supreme Court, the company must expect an outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

B.       WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions or information that is reasonably certain to have a substantial elect on the price of a company's securities. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

         Material information does not have to relate to a company's business. For example, in Carpenter v US 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in THE WALL STREET JOURNAL and whether those reports would be favorable or not.

C.       WHAT IS NON-PUBLIC INFORMATION?

         Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

D.       PENALTIES

         Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties include:

         -        civil injunctions; treble damages; disgorgement of profits;

         -        jail sentences;.

         - fines for the person who committed the violation of up to three times the profit gamed or loss avoided, whether or not the person actually benefited; and

         - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the profit gained or loss avoided.

                  In addition, any violations of this Policy Statement on Insider Trading will be subject to the sanctions described in
                  Section VI. of the Code.

II.      IDENTIFYING INSIDE INFORMATION

         Before a portfolio manager enters into a transaction in the securities of a company about which he/she may have potential inside information, the following questions must be resolved:

         A. IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would substantially aged the market price of the securities if generally disclosed?

         B. IS THE INFORMATION NON-PUBLIC? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation?

                  If, after consideration of the above, the portfolio manager believes that the information is material and non-public, or if he/she has any questions as to whether the information is material and non-public, the portfolio manager must take the following steps:

                  -        report the matter immediately to the President;

                  - refrain from purchasing or selling the securities in a personal securities transaction or on behalf of others, including HSDA's client accounts;

                  - refrain from communicating the information inside or outside HSDA, other than to the President; and

                  - after the President has reviewed the issue, the portfolio manager will be instructed to continue the prohibitions against trading and communications, or will be allowed to trade on and communicate the information.

III.     RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

         Information in the possession of any employee that may be considered identified as material and non-public may not be communicated to anyone, including persons within HSDA, except as provided in Section II.B. above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

IV.      RESOLVING ISSUES CONCERNING INSIDER TRADING

         If, after consideration of the items set forth in Section II.B. above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, it must be discussed with the President before trading on or communicating the information to anyone.

V.       CONTROL PROCEDURES

         The President of HSDA requires all employees to submit a monthly copy of their personal securities accounts and all securities accounts for which employees have a beneficial interest. The President then reviews these statement copies in order to ensure there has been no insider trading or any other act that may seem inappropriate.

                            E.S. DENT ADVISORS, INC.

              RULES AND PROCEDURES ADOPTED UNDER THE CODE OF ETHICS

I.       INTRODUCTION

         These rules and procedures (collectively, "Procedures") have been adopted by HSDA to carry out the intent of the Code of Ethics ("Code") of HSDA, and are incorporated by reference into and made a part of HSDA's Code.

II.      APPLICABILITY

         These Procedures apply to employees of HSDA. Any questions regarding the Code or the Procedures should be referred to the President of HSDA.

III.     DEFINITIONS

         For purposes of these Procedures, the following terms shall have the meanings set forth below:

         A.       "BENEFICIAL OWNERSHIP" means:

                  1. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

                  2. the power to vest ownership in oneself at once or at some future time.

                  Generally, a person will be regarded as having a direct or indirect beneficial ownership interest in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, and any other relative (parents, adult children, brothers, sisters, IN-LAWS, etc.) whose investments the employee directs or controls, whether the person lives with the employee or not. See Exhibit B to these Procedures for a more complete description of beneficial ownership, as well as examples of beneficial ownership.

         B. "EMPLOYEE" has the same meaning as set forth in Section I of the Code. In addition, the following definitions apply.

                  1. "ACCESS PERSON" includes all directors, officers and employees, excluding independent directors, who in the ordinary course of their regular functions and duties, participate in or may obtain information concerning the purchase or sale of a security by HSDA or by one or more of HSDA's client accounts.

                  2. "INVESTMENT PERSON" includes employees of HSDA who have access to information concerning investment activities for HSDA's client accounts, and who give invest advice or support to, or otherwise assist in the execution of a portfolio manager's decisions, and all other employees who have access to information concerning investment activities for HSDA's client accounts, and/or who give investment advice or support to, or otherwise assist in, the execution of a portfolio manager's decisions.

                  3. "CLIENT ACCOUNTS" include all investment companies and private accounts that have entered into investment management, administrative and advisory agreements or sub-advisory agreements with HSDA.

         C. "SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

IV.      PROHIBITIONS

         The following courses of conduct are prohibited for employees:

         A.       INSIDER TRADING

                  HSDA forbids any employee from trading, either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This policy applies to every person subject to the Code and extends to activities within and outside their duties at HSDA. See Appendix 1 of the Code for a description of "insider trading" and special procedures that are designed to detect and prevent "insider trading".

         B.       SOLICITATION OR ACCEPTANCE OF GIFTS AND GRATUITIES

                  Except as noted below, an employee shall not solicit or accept from a broker/dealer or other vendor that transacts business with HSDA or its client accounts, any gifts or gratuities or other things of value. For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) that are not so frequent or extensive as to raise any question of impropriety. An employee may not accept unsolicited gifts or other things of value of more than de minimis value from any person or entity that does business with or on behalf of HSDA client account In any such case, the value may not exceed $100 per giver per year.

         C.       INDEPENDENT PRACTICE FOR COMPENSATION

                  Investment Persons and Access Persons shall not undertake a business activity or practice for compensation that is in competition with HSDA unless they have received the written consent of the President of HSDA. For this purpose, "business activity or practice" includes any service that HSDA currently makes available for compensation.

                  Employees shall also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with HSDA or its client accounts, or which may be otherwise detrimental to the interest of HSDA or its client accounts. Such conflict may also arise from the purchase and sale for a client account of securities in which an officer, director or employee of HSDA has an economic interest Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest Such conflicts must be resolved in favor of the HSDA client, or if a vendor, in favor of HSDA.

         D.       FAILURE TO DISCLOSE PERSONAL INTERESTS IN A SECURITY

                  Upon commencement of duty with HSDA, Access Person shall disclose, on the Asset Disclosure Form, all holdings of securities for which he/she has direct or indirect beneficial ownership, to the President.

                  The disclosures as described above are intended to bring to the attention of the President any actual or apparent conflicts of interest and to prevent employees from exerting, or appearing to exert, improper influence on the management of client accounts. Failure to disclose personal interests in a security may result in sanctions that will be determined by the President.

         E.       DEPRIVING CLIENT ACCOUNTS OF INVESTMENT OPPORTUNITIES

                  The failure of an Investment Person to recommend an investment opportunity to, or to purchase an investment opportunity for, a client account in order to obtain a personal benefit will be considered a course of conduct that deprives a client account of an investment opportunity.

         F.       "SCALPING" OR "FRONT RUNNING"

                  Access Persons shall not acquire or dispose of direct or indirect beneficial ownership of a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by HSDA on behalf of any of its client accounts.

         G.       DISCLOSURE OF CONFIDENTIAL INFORMATION

                  Except in the ordinary course of assigned duties, employees shall not disclose to any non-employee or any party unrelated to HSDA, information concerning particular securities that are held or being considered for purchase or sale by client accounts, any information concerning client accounts or any other information deemed confidential by HSDA.

V.       PERSONAL SECURITIES TRADING

         A.       DISCLOSURE OF BROKERAGE ACCOUNTS

                  Each Access Person (and registered representative and/or principal of HSDA) shall supply to the President a completed Brokerage Accounts Listing Form, upon commencement of employment, identifying all brokerage, company and other institutional account(s) subject to the Code and related Procedures in which the employee has a direct or indirect beneficial ownership interest, as defined in Section III.A. herein.

                  Each Access Person (and registered representative and/or principal of HSDA) is required to provide an updated Brokerage Accounts Listing Form to the President any time the employee opens or closes any brokerage, company or other institutional account in which he/she has a direct or indirect beneficial ownership interest.

         B.       REPORTING OF PERSONAL SECURITIES TRANSACTIONS

                  1. Each employee who is deemed to bean Access Person shall supply the President of HSDA a copy of all securities transactions the person has undertaken no less than quarterly. The President will review the transactions listed for improper or seemingly improper transactions.

VI.      ADMINISTRATIVE PROCEDURES

         A.       DISTRIBUTION OF CODE OF ETHICS AND PROCEDURES ADOPTED UNDER
                  THE CODE

                  Upon commencement of duty with HSDA, each new employee shall receive a copy of the Code and related Procedures. Immediately thereafter, each such employee shall file an Initial Acknowledgment Statement (see Exhibit E) with the President, indicating that he/she has read and understands the Code, including the Policy Statement on Insider Trading, and the Procedures under the Code.

                  On an annual basis, each employee shall file with the President an Annual Acknowledgment Statement (see Exhibit F) indicating that the employee has reviewed the Code of Ethics, and that he/she understands the provisions of the Code, including the Policy Statement on Insider Trading, and the Procedures under the Code, and that he/she has complied, and will continue to comply, with the requirements thereon unless otherwise previously disclosed to the President.

         B.       RECORD KEEPING RESPONSIBILITIES

                  The President (or designee) shall be responsible for maintaining custody of the following records for a period of five years:

                  -        all forms supplied to the President by employees;

                  - all duplicate confirmations and Transaction Reports and brokerage statements supplied to the President;

                  - lists of employees used for the purpose of administering the Code and related Procedures;

                  - a written record of each violation of the Code or related Procedures, and a written record of any action taken as a result of each such violation; and

VII.     PENALTIES FOR VIOLATIONS OF THE CODE

         Employees violating or about to violate the provisions of HSDA's Code or these Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines; suspension, re-assignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with the Code.

VIII.    AMENDMENTS TO THESE PROCEDURES

         These Procedures may be amended by the President.

                                                                       EXHIBIT B

                              BENEFICIAL OWNERSHIP

The purpose of this exhibit is to illustrate situations in which an employee has or does rot have direct or indirect BENEFICIAL OWNERSHIP of a security. If an employee has direct or indirect BENEFICIAL OWNERSHIP of a "reportable security" he/she is required to report transactions in the security according to the provisions of Section VI. of the procedures adopted under the Code of Ethics of the H.S. Dent Advisors, Inc. (the "Procedures"). If an employee has or acquires BENEFICIAL OWNERSHIP of a "security requiring prior approval," he/she is required to pre-clear transactions in such security according to the provisions of Section VI. of the Procedures. In other words, with respect to securities beneficially owned by an employee, the employee reports transactions in "reportable securities" and pre-clears transactions in "securities requiring prior approval" as if the transactions were his/her own.

A.       GENERAL DESCRIPTION OF BENEFICIAL OWNERSHIP

         As used in the Procedures, BENEFICIAL OWNERSHIP will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For the purpose of that Act, BENEFICIAL OWNERSHIP means:

         - the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

         - the power to vest such ownership in oneself at once, or at some future time.

         Using the above general definition as a broad guideline, the ultimate determination of BENEFICIAL OWNERSHIP will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Senior Compliance Officer if they have any questions concerning whether or not they have BENEFICIAL OWNERSHIP of any security.

B.       GENERAL RULES

         1.       SECURITIES HELD BY FAMILY MEMBERS

                  As a general rule, a person is regarded as the beneficial owner of securities held in his/her name, as well as the name of his/her spouse and their minor children. These relationships ordinarily confer to the holders benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as beneficially owned by such person.



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2.       SECURITIES HELD BY A CORPORATION OR PARTNERSHIP

         Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute BENEFICIAL OWNERSHIP with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have BENEFICIAL OWNERSHIP in the securities holdings of the company where:

         - the company is merely a medium through which one or several persons in a small group invest or trade in securities;

         - the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and

         -        the company has no other substantial business.

         In such cases, the person or persons who are in a position of control of the company are deemed to have a BENEFICIAL OWNERSHIP interest in the securities of the company.

3.       SECURITIES HELD IN TRUST

         BENEFICIAL OWNERSHIP of securities in a private trust includes:

         - the ownership of securities as a trustee where either the trustee or members of his "immediate family" have a vested interest in the income or corpus of the trust;

         -        the ownership of a vested beneficial interest in a trust; and

         - the ownership of securities as a settler of a trust in which the settler has the power to revoke the trust without obtaining the consent of all beneficiaries.

         As used in this section, the "immediate family" of a trustee means: a son or daughter of the trustee, or a descendent of either,

         -        a stepson or stepdaughter of the trustee;

         -        the father or mother of the trustee; and

         -        a spouse of the trustee.

         For the purpose of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.



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4.       NON BENEFICIAL OWNERSHIP

         BENEFICIAL OWNERSHIP does not include, however, indirect investment by any person in portfolio securities held by:

         - any holding company registered under the Public Utility Holding Company Act;

         -        any investment company registered under the Investment Company
                  Act;

         - a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan; and

         -        a business trust with over twenty-five beneficiaries.

         Participation in a pension or retirement plan will result in BENEFICIAL OWNERSHIP of the portfolio securities if plan participants can withdraw and trade the securities without withdrawing from the plan.

         Upon selling, transferring or otherwise disposing of securities in another company's 401(k) plan, the transaction must be reported within 10 days to the Compliance Office if it consists of "reportable securities."

C.       EXAMPLES OF BENEFICIAL OWNERSHIP

         1.       SECURITIES HELD BY FAMILY MEMBERS

                  EXAMPLE 1-A. X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband's, Y contributes to the maintenance of the family's home. X and Y have engaged in joint estate planning and have the same financial advisor. Since X and Y's resources are clearly significantly directed toward their common property, they will be deemed to be beneficial owners of each other's securities.

                  EXAMPLE 1 B. X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. X is not a beneficial owner of Y's securities.

                  EXAMPLE I-C. X's adopted son Z lives in X's home. Z is self supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

                  EXAMPLE 1-D. X's mother A, lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in Xs name, and the interest from such loans is paid from Xs account. X is a significant heir of A's estate. X is a beneficial owner of Xs estate.



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         2.       SECURITIES HELD BY A COMPANY

                  EXAMPLE 2-A. O is a holding company with five shareholders. Although O's company does no business on its own, it has several wholly owned subsidiaries which manufacture oil related products. X is a controlling shareholder of O's company. X has a beneficial interest in the securities holdings of O.

         3.       SECURITIES HELD IN TRUST

                  EXAMPLE 3-A. X is trustee of a trust created for his minor children. When both of Xs children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the trust.

                  EXAMPLE 3-B. X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report and pre-clear the securities transactions of the trust as his own.

         4.       BOOK ENTRY SHARES IN PUBLIC COMPANIES

                  Certain widely held public companies such as PECO Energy Co., Gulf States Utilities, Southern Co., etc., provide for AUTOMATIC share accumulation programs directly from the respective companies. Initial transactions pursuant to these programs must be pre-cleared by the Senior Compliance Officer (or designees but subsequent investments do not require pre-clearance. However, such holdings should be reported on the Asset Disclosure Form (see Exhibit 1) by investment persons and/or on the Brokerage Accounts Listing Form (Exhibit
                  D) by access persons. Other types of automatic programs that do not require pre-clearance include:

                  - automatic withdrawal from a checking account, monthly, for investments in book entry shares in public companies; and

                  - automatic reinvestment of dividends in established book entry accounts with public companies.

         5.       INVESTMENT CLUBS

                  Transactions by an Investment Club in which an employee is a participant, partner or otherwise has a direct or indirect BENEFICIAL OWNERSHIP, are subject to the pre-clearance and reporting provisions described in the Procedures.